UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CEDAR FAIR, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On October 17, 2011, Cedar Fair, L.P. mailed the following letters to unitholders of Cedar Fair, L.P.:

Cedar Fair, L.P. Special Meeting of Limited Partner Unitholders – October 27th

Please Vote Your Units Today!

October 17, 2011

Dear Cedar Fair Unitholder:

We recently mailed to you proxy material for the 2011 Special Meeting of Limited Partner Unitholders, scheduled to be held on October 27, 2011. Your vote is extremely important. According to the tabulator, your units are still unvoted. Whether or not you plan to attend the Special Meeting, we encourage you to vote your units promptly.

With the October 27th Special Meeting now only a short time away, please act today to be sure your units are voted. You can vote by telephone, Internet or mail. For your convenience, a duplicate proxy card with telephone and Internet voting instructions, and a pre-paid return envelope are enclosed.

The Board of Directors of the General Partner recommends a vote FOR both Proposal 1 and Proposal 2.

Unitholders are encouraged to read Cedar Fair’s definitive proxy materials in their entirety. Cedar Fair’s definitive proxy materials can be accessed online on Cedar Fair’s web site at http://www.cedarfair.com/ir/proxy/

Please Vote Your Units Today!

Your vote is needed and valued, regardless of the number of units you own. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for voting.

Richard L. Kinzel

Chief Executive Officer

If you have questions or need assistance voting your units, you should contact our proxy solicitor,

Morrow & Co., LLC at 800.662.5200.

Additional Information

This may be deemed to be solicitation material in respect of the Company’s Special Meeting of Unitholders currently scheduled for October 27, 2011. On September 13, 2011, the Company filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and the definitive proxy statement on Schedule 14A was mailed on or about September 14, 2011 to the Company’s unitholders of record as of September 12, 2011. In addition, the Company will file with, or furnish to, the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING, THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY THE COMPANY ON SEPTEMBER 13, 2011, BECAUSE THEY CONTAIN

(OVER)

IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders are able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com or by contacting Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 206-5879.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the proposals. Additional information regarding the interests of such potential participants is included in the proxy statement.

2

Q Funding III, L.P. and Q4 Funding, L.P.

301 Commerce Street, Suite 3200

Fort Worth, Texas 76102-4140

October 10, 2011

Dear Cedar Fair Board of Directors:

We commend Matt Ouimet, the new President of Cedar Fair, for being instrumental in getting the board to listen when its unitholders speak. Over 95% of the unitholders who voted at the special meeting held this past June wanted the right to nominate directors. As a result of this resounding support, the company has determined it should hold another special meeting to clearly give unitholders this right. We applaud the board for making the right decision here.

Q Investments is voting FOR these proposals and hopes others will do the same.

Sincerely yours,

Q Funding III & Q4 Funding

Additional Information

This may be deemed to be solicitation material in respect of the Company’s Special Meeting of Unitholders currently scheduled for October 27, 2011. On September 13, 2011, the Company filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and the definitive proxy statement on Schedule 14A was mailed on or about September 14, 2011 to the Company’s unitholders of record as of September 12, 2011. In addition, the Company will file with, or furnish to, the SEC all additional relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING, THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY THE COMPANY ON SEPTEMBER 13, 2011, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders are able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com or by contacting Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 206-5879.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the proposals. Additional information regarding the interests of such potential participants is included in the proxy statement.